Exhibit 10.2

FOURTH AMENDED AND RESTATED LENDER NOTE

$50,000,000.00	May 22, 2012

FOR VALUE RECEIVED, G&K RECEIVABLES CORP., a Minnesota corporation (the “Borrower”), promises to pay to the order of SUNTRUST BANK (the “Lender”) on or before the Scheduled Commitment Termination Date, the principal sum of Fifty Million and no/100 Dollars ($50,000,000.00) or, if less, the aggregate unpaid principal amount of all Loans shown on the schedule attached hereto (and/or any continuation thereof and/or in the records of the Lender) made by the Lender pursuant to that certain Second Amended and Restated Loan Agreement, dated as of September 29, 2010 (together with all amendments and other modifications, if any, from time to time thereafter made thereto, the “Loan Agreement”), among Borrower, G&K Services, Inc., as servicer, the Lender, SunTrust Bank, as LC Issuer and SunTrust Capital Markets, Inc., as Administrator (the “Administrator”). This note amends and restates in its entirety that certain Third Amended and Restated Lender Note dated September 28, 2011.

Borrower also promises to pay interest on the unpaid principal amount hereof from time to time outstanding from the date hereof until maturity (whether by acceleration or otherwise) and, after maturity, until paid, at the rates per annum and on the dates specified in the Loan Agreement.

Payments of both principal and interest are to be made in lawful money of the United States of America in immediately available funds to the account designated by Administrator pursuant to the Loan Agreement.

This promissory note is the “Lender Note” referred to in, and evidences indebtedness incurred under, the Loan Agreement, and the holder hereof is entitled to the benefits of the Loan Agreement, to which reference is made for a description of the security for this Lender Note and for a statement of the terms and conditions on which Borrower is permitted and required to make prepayments and repayments of principal of the indebtedness evidenced hereby and on which such indebtedness may be declared to be immediately due and payable. Unless otherwise defined, capitalized terms used herein have the meanings provided in the Loan Agreement.

All parties hereto, whether as makers, endorsers, or otherwise, severally waive presentment for payment, demand, protest and notice of dishonor.

THIS LENDER NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY OTHERWISE APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW).

G&K RECEIVABLES CORP.

By	/s/ Jeffrey L. Wright
	Name:	Jeffrey L. Wright
	Title:	Executive Vice President and Chief Financial Officer

SCHEDULE ATTACHED TO

FOURTH AMENDED AND RESTATED LENDER NOTE DATED MAY 22, 2012 OF

G&K RECEIVABLES CORP.

PAYABLE TO THE ORDER OF SUNTRUST BANK

DATE OF LOAN	AMOUNT OF LOAN	AMOUNT OF REPAYMENT